UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2017

IEG HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-55463	90-1069184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6061 West Tropicana Ave., Suite E-13, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 227-5626

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 20, 2017, IEG Holdings Corporation (the “Company”) filed articles of amendment (the “Amendment”) to its amended and restated articles of incorporation, as amended. The Amendment has the effect of revising the terms of the Series H preferred stock to:

(1)	remove rights to receive dividends on the Company’s Series H preferred stock;

(2)	increase the conversion ratio of the Series H preferred stock from 0.2 shares of Common Stock per share of Series H preferred stock to 1 share of Common Stock per share of Series H preferred stock;

(3)	remove the right of the Company to redeem or call the Company’s Series H preferred stock;

(4)	provide for automatic conversion of Series H preferred stock into shares of the Company’s Common Stock on December 31, 2017; and

(5)	remove the voting rights for Series H preferred stock.

The Amendment was approved by the Company’s board of directors on June 19, 2017.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment of IEG Holdings Corporation, filed with the Secretary of State of the State of Florida on June 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEG HOLDINGS CORPORATION

Date: June 21, 2017	By:	/s/ Paul Mathieson
	Name:	Paul Mathieson
	Title:	President and Chief Executive Officer